Exhibit 23.1


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
              --------------------------------------------------------



      We hereby consent to the incorporation by reference in this Prospectus Supplement of CWHEQ Revolving Home Equity Loan Trust, Series 2005-K comprising part of the Registration Statement (No. 333-126790), of our report dated March 11, 2005 relating to the financial statements of XL Capital Assurance Inc., which appears as Exhibit 99.1 in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus Supplement.


/s/ Pricewaterhouse Coopers LLP
-------------------------------

PricewaterhouseCoopers LLP
New York, New York
December 23, 2005

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
              --------------------------------------------------------



      We hereby consent to the incorporation by reference in this Prospectus Supplement of CWHEQ Revolving Home Equity Loan Trust, Series 2005-K comprising part of the Registration Statement (No. 333-126790) of our report dated March 11, 2005 relating to the financial statements of XL Financial Assurance Ltd, which appears as Exhibit 99.2 in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus Supplement.


/s/ Pricewaterhouse Coopers
-------------------------------

PricewaterhouseCoopers
Chartered Accountants
Hamilton, Bermuda
December 21, 2005